EXHIBIT
4.2
                        COMMUNICATION SERVICES AGREEMENT
                        --------------------------------


THIS COMMUNICATION SERVICES AGREEMENT (THE "AGREEMENT") IS MADE AND ENTERED INTO BY AND BETWEEN ROBERT MANN (RM), CONSULTANT AND ("CLIENT") ZKID NETWORK COMPANY (ZKID.OB).

WHEREAS, ROBERT MANN IS IN THE BUSINESS OF PROVIDING COMMUNICATIONS SERVICES TO PUBLIC COMPANIES PERTAINING TO DISSEMINATION OF INFORMATION TO THEIR SHAREHOLDERS, OTHER INTERESTED PARTIES, AND INTRODUCING PUBLIC COMPANIES TO THE VARIOUS MEMBERS AND COMPOMENTS OF THE INVESTMENT COMMUNITY.

1.  CONSULTING  SERVICES

     A. CLIENT HEREBY RETAINS ROBERT MANN AS AN INDEPENDENT CONTRACTOR TO CLIENT AND ROBERT MANN HEREBY ACCEPTS AND AGREES TO SUCH RETENTION.

2.  TERMS OF AGREEMENT

     A. THE INITIAL TERM OF THIS AGREEMENT WILL BE DEEMED TO BE THE LENGTH OF TIME THAT IT TAKES RM TO COMPLETE SAID SERVICES OR A PERIOD OF ONE MONTH.

3.  COMPENSATION AND EXPENSES

     A. AS FULL CONSIDERATION FOR THE SERVICES TO BE PROVIDED BY ROBERT MANN FOR CLIENT PURSUANT TO THIS AGREEMENT. CLIENT SHALL TRANSFER TO CONSULTANT
     UPON THE SIGNING OF THIS AGREEMENT ONE MILLION (1,000,000) SHARES OF
     COMMON STOCK OF [OTCBB:ZKID] (THE "STOCK"), WHICH (I) ARE FREELY TRADABLE AND NON-RESTRICTED PURSUANT TO ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS (II) ARE NOT SUBJECT TO ANY RESTRICTIONS ON TRANSFERABILITY AND
     (III) ARE NOT "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 OF THE GENERAL RULES AND REGULATIONS UNDER SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). STOCK WILL BE DELIVERED TO CONSULTANT PRIOR TO ITS COMMENCING SERVICES HEREUNDER, SHARES ARE REASONABLY AVAILABLE.

IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED AND DELIVERED THIS AGREEMENT, EFFECTIVE AS OF THE LAST DATE SET FORTH BELOW.

CLIENT                                           ROBERT MANN

/S/ JOHN DARMSTADTER                         /S/ ROBERT MANN
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JOHN DARMSTADTER                                 ROBERT MANN
ZKID NETWORK COMPANY